UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

April 30, 2018

Date of Report (Date of earliest event reported)

REGI U.S., INC.

(Exact Name of Registrant as Specified in Its Charter)

Oregon	000-23920	91-1580146
(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

7520 N. Market St. Suite 10, Spokane, WA	99217
(Address of Principal Executive Offices)	(Zip Code)

(509) 474-1040

Registrant’s telephone number, including area code

NA

(Former Name or former Address, if Changed Since Last Report)

Item 5.07. Submission of Matters to a Vote of Security Holders

On April 30, 2018, REGI U.S., Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). As of the close of business on March 14, 2018, the record date for the Annual Meeting, 98,796,654 shares of common stock of the Company were issued and outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, the stockholders voted on three proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 3, 2018. Stockholders approved each of the proposals presented for a vote. The tables below set forth the number of votes cast for and against, and the number of abstentions or non-votes, for each matter voted upon by the Company’s stockholders.

Proposal 1 – Election of five Directors to serve our company for the ensuing year or until their successors are elected and qualified:

	Votes Cast For		Votes Cast Against			Broker
Nominees	Number	% of Votes	Number	% of Votes	Abstain	Non-Vote
Paul Chute	50,557,427	99.42%	292,113	0.57%	935	14,129,031
Paul Porter	49,927,227	98.66%	672,063	1.32%	935	14,379,281
Susanne Robertson	48,367,695	95.58%	2,231,595	4.41%	935	14,379,281
Michael Urso	49,910,727	98.63%	688,563	1.36%	935	14,379,281
John Overby	50,052,552	98.91%	546,738	1.08%	935	14,379,281

Proposal 2 - Setting Board of Directors’ annual compensation at US$5,000, payable in either cash or equivalent in the Company’s common shares:

Votes Cast For		Votes Cast Against			Broker
Number	% of Votes	Number	% of Votes	Abstain	Non-Vote
50,531,544	99.37%	101,942	0.20%	216,989	14,129,031

Proposal 3 - Ratification of the appointment of Fruci & Associates as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2018:

Votes Cast For		Votes Cast Against			Broker
Number	% of Votes	Number	% of Votes	Abstain	Non-Vote
64,752,299	99.65%	31,376	0.04%	195,831	14,129,031

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Mr. John Overby, elected at the Annual Meeting on April 30, 2018 to the Board of Directors, is unable to consent to act as a director of the Company for personal reasons. There was no known disagreement with Mr. Overby regarding our operations, policies, or practices. Effective immediately a total of four members are on the Company’s Board of Directors, comprised of Mr. Paul Chute, Mr. Paul Porter, Ms. Susanne Robertson and Mr. Michael Urso.

On April 30, 2018 Mr. Michael Urso is appointed by the Board of Directors to the position of Chief Executive Officer, effective immediately. Mr. Urso has also been elected to the Board of Directors of the Company, also effective immediately.

Michael Urso has been a Senior Executive with over 25 years of experience in the areas of Innovation, Business Development, Marketing, Operations Management, and Sales with companies ranging from startups to $50 billion global corporations.

Mr. Urso is a skilled leader with a track record of transforming companies with commodity based, or incremental innovation strategies into innovation leaders. He also has extensive experience mentoring startup companies successfully moving many from concept to commercialization. In 2008 Mr. Urso was named “Mentor of the Year” in the Pacific Northwest region for Cleantech Open, the nation’s largest clean technology startup accelerator program, whose charter is to find, fund, and foster entrepreneurs with ideas to solve environmental and energy challenges.

Prior to his current position, Mr. Urso served as the Vice President of Product Innovation for Saint-Gobain’s North American Gypsum business. While in this position he moved Saint-Gobain from a position of innovation follower to being the innovation leader in the North American gypsum industry.

During his career Mr. Urso has also held leadership positions as Senior Principal Consultant of Spokane Intercollegiate Research and Technology Institute, a Washington State funded, high tech business incubator with a successful track record of launching new companies or guiding successful exits; Vice President of Marketing, Potlatch Corporation, Wood Products and Resource Management Divisions; Global New Business Development Manager and Global Composite Materials Project Manager, Dow Chemical Company, Emulsion Polymers Division; Operations Manager, Dow Chemical, Chemical and Metals Divisions; North American Marketing Manager, Dow Chemical, Emulsion Polymers Division; and Canadian Marketing Manager, Dow Chemical, Emulsion Polymers Division.

Mr. Urso received a BSc degree from the University of Calgary, Alberta, Canada, and a MBA degree from Northwood University’s DeVos Graduate School of Management, Midland, Michigan. He is also a co-inventor on four patents.

On April 30, 2018 Mr. Jeff White is appointed by the Board of Directors to the position of Chief Financial Officer, effective immediately.

Mr. White, CPA recently served as the Chief Financial Officer of Innovate Washington Foundation, in Spokane, WA, where he helped transition the Foundation into a Regional Business Accelerator for technology startups.

Mr. White’s broad experiences in business management and corporate finance include as the CFO of Scafco Corporation managing three manufacturing and sixteen distribution branches, CFO and Treasurer of Spokane Seed Company and Corporate Controller for Metropolitan Mortgage and Securities, Co. responsible for external reporting to the SEC, IRS and shareholders and various state regulatory agencies. Mr. White also served as President of Garco Building Systems of Spokane, WA managing 150 employees, sales, engineering, manufacturing and IT after serving as Garco’s CFO managing its accounting and treasury functions. Jeff’s extensive experiences in finance, business development and corporate compliance are expected to serve well the Company’s growing business operations.

On April 30, 2018 Mr. Paul Chute is appointed by the Board of Directors to the position of Chairman of the Board, effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGI U.S., Inc.

Date: April 30, 2018	By:	/s/ “Michael Urso”
Michael Urso Chief Executive Officer